Exhibit 99.2

Execution Copy

AMENDMENT TO

SUPPLEMENTAL SERVICING AGREEMENT

This AMENDMENT TO SUPPLEMENTAL SERVICING AGREEMENT, dated as of May 10, 2013 (this “Amendment”), is among American Express Travel Related Services Company, Inc., a New York corporation (the “Servicer”), American Express Centurion Bank, a Utah industrial loan corporation (“Centurion”), American Express Bank, FSB, a federal savings bank (“FSB,” and together with Centurion, the “Subservicers”), American Express Receivables Financing Corporation III LLC, a Delaware limited liability company (“RFC III”), American Express Receivables Financing Corporation IV LLC, a Delaware limited liability company (“RFC IV”), and American Express Receivables Financing Corporation II, a Delaware corporation (“RFC II,” and together with RFC III and RFC IV, the “Transferors”). This Amendment amends the Amended and Restated Supplemental Servicing Agreement, dated as of March 30, 2010 (the “Supplemental Servicing Agreement” and, together with this Amendment, the “Amended Supplemental Servicing Agreement”).

RECITALS

The Servicer, the Subservicers and the Transferors have satisfied all conditions precedent contained in the Supplemental Servicing Agreement to entering into this Amendment and this Amendment is authorized and permitted under the Supplemental Servicing Agreement. All capitalized terms not otherwise defined herein shall have the meanings assigned to such terms in the Supplemental Servicing Agreement.

Now, therefore, in consideration of the mutual agreements herein contained, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, each party hereto agrees as follows:

AMENDMENTS

SECTION 1. Amendment to Section 5. Section 5(a) of the Supplemental Servicing Agreement shall be amended to read as follows:

(a) As agent for the Servicer, each Subservicer shall take all actions reasonably requested by the Servicer to subservice and administer the applicable Receivables, to collect and deposit into the Collection Account payments due under such Receivables and to charge-off as uncollectible such Receivables, in each case in accordance with the Pooling and Servicing Agreement, the applicable Account Agreements, the applicable Credit Guidelines, and such Subservicer’s customary and usual servicing procedures for servicing credit or charge receivables comparable to such Receivables. As agent for the Servicer, each Subservicer shall have full power and authority, whether acting in its own name or on behalf of another and whether acting alone or through the Servicer, to do any and all things in connection with such subservicing and administration which it may deem necessary or desirable and which is permitted of the Servicer under the Pooling and Servicing Agreement.

SECTION 2. Miscellaneous. The amendments provided for by this Amendment shall become effective as of the date hereof once counterparts of this Amendment have been duly executed by the parties hereto.

SECTION 3. Supplemental Servicing Agreement in Full Force and Effect as Amended. The Supplemental Servicing Agreement is hereby amended by providing that all references therein to the “Supplemental Servicing Agreement,” “this Agreement,” “hereby,” “hereof” and “herein” shall be deemed from and after the effective date of this Amendment to be a reference to the Amended Supplemental Servicing Agreement. Except as expressly amended hereby, all of the representations, warranties, terms, covenants and conditions of the Supplemental Servicing Agreement shall remain unamended and shall continue to be, and shall remain, in full force and effect in accordance with their terms and except as expressly provided herein, this Amendment shall not constitute or be deemed to constitute a waiver of compliance with or consent to non-compliance with any term or provision of the Supplemental Servicing Agreement.

SECTION 4. Counterparts. This Amendment may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

SECTION 5. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO ITS CONFLICTS OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

IN WITNESS WHEREOF, the Servicer, the Subservicers and the Transferors have caused this Amendment to be duly executed and delivered by their respective duly authorized officers as of the day and year first written above.

AMERICAN EXPRESS TRAVEL RELATED SERVICES COMPANY, INC.

By:	/s/ David L. Yowan
	Name:	David L. Yowan
	Title:	Treasurer

AMERICAN EXPRESS CENTURION BANK

By:	/s/ Kevin L. Thompson
	Name:	Kevin L. Thompson
	Title:	Chief Financial Officer and Treasurer

AMERICAN EXPRESS BANK, FSB

By:	/s/ Denise D. Roberts
	Name:	Denise D. Roberts
	Title:	Chief Financial Officer and Treasurer

AMERICAN EXPRESS RECEIVABLES FINANCING CORPORATION II

By:	/s/ Anderson Y. Lee
	Name:	Anderson Y. Lee
	Title:	President

AMERICAN EXPRESS RECEIVABLES FINANCING CORPORATION III LLC

By:	/s/ Kevin L. Thompson
	Name:	Kevin L. Thompson
	Title:	President

AMERICAN EXPRESS RECEIVABLES FINANCING CORPORATION IV LLC

By:	/s/ Denise D. Roberts
	Name:	Denise D. Roberts
	Title:	President